Exhibit 99.2

INVO Bioscience Announces Closing of $3.0 Million Registered Direct Offering

SARASOTA, FL — (March 27, 2023) INVO Bioscience, Inc. (Nasdaq: INVO) (“INVO” or the “Company”), a commercial-stage fertility company focused on expanding access to advanced treatment worldwide with its INVOcell® medical device and the intravaginal culture (“IVC”) procedure it enables, today announced the closing of its previously announced registered direct offering of 3,680,000 shares of common stock (or pre-funded warrants in lieu thereof), priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company also issued warrants to purchase up to an aggregate of 5,520,000 shares of common stock. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and warrant is $0.815. The warrants are immediately exercisable, expire on the eight-year anniversary of the issuance date and have an exercise price of $0.63 per share.

The gross proceeds to the Company from the registered direct offering and concurrent private placement were approximately $3.0 million before deducting the placement agent’s fees and other offering expenses.

Maxim Group LLC acted as the sole placement agent for the offering.

The shares of common stock (or pre-funded warrants in lieu thereof) were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-255096), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on April 16, 2021. The warrants issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A prospectus supplement relating to the shares of common stock was filed by the Company with the SEC. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, at (212) 895-3745.

About INVO Bioscience, Inc.

We are a commercial-stage fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. Our primary mission is to implement new medical technologies aimed at increasing the availability of affordable, high-quality, patient-centered fertility care. Our flagship product is INVOcell®, a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more natural, intimate, and more affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional in vitro fertilization (“IVF”) and is a significantly more effective treatment than intrauterine insemination (“IUI”). Our commercialization strategy is focused on the opening of dedicated “INVO Centers” offering the INVOcell® and IVC procedure (with three centers in North America now operational), in addition to continuing to distribute and sell our technology solution into existing fertility clinics. For more information, please visit www.invobio.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

INVO Bioscience
Steve Shum, CEO
978-878-9505
sshum@invobio.com

Investor Contact
Lytham Partners, LLC
Robert Blum
602-889-9700
INVO@lythampartners.com